                                                                     Exhibit 4.3

                          SECOND SUPPLEMENTAL INDENTURE


                                     between


                      TRANSAMERICA CORPORATION, as Issuer,


                                       and


                 THE FIRST NATIONAL BANK OF CHICAGO, as Trustee






                          Dated as of November 14, 1997

                                TABLE OF CONTENTS


                                    ARTICLE I

DEFINITIONS..................................................................2


                                   ARTICLE II
GENERAL TERMS AND CONDITIONS OF THE DEBENTURES...............................3


                                   ARTICLE III
REDEMPTION OF THE DEBENTURES................................................10


                                   ARTICLE IV
EXTENSION OF INTEREST PAYMENT PERIOD........................................11


                                    ARTICLE V
EXPENSES AND GUARANTEE......................................................12


                                   ARTICLE VI
FORM OF DEBENTURE...........................................................13


                                   ARTICLE VII
MISCELLANEOUS...............................................................22

               SECOND SUPPLEMENTAL INDENTURE, dated as of November 14, 1997 (the "Second Supplemental Indenture"), between Transamerica Corporation, a Delaware corporation (the "Company") and The First National Bank of Chicago, as trustee (the "Trustee"), under the Indenture dated as of December 5, 1996 between the Company and the Trustee (the "Indenture").

               WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the issuance of the Company's unsecured junior subordinated debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

               WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a series of its Debt Securities to be known as 7-5/8% Junior Subordinated Deferrable Interest Debentures due 2037 (the "Initial Debentures"), and to provide for, if and when issued in exchange for the Initial Debentures pursuant to the Indenture and the Registration Agreement, a series of its Debt Securities to be known as 7-5/8% Junior Subordinated Deferrable Interest Debentures due 2037 (the "Exchange Debentures" and, together with the Initial Debentures, the "Debentures"), the form and substance of each such series of Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this Second Supplemental Indenture;

               WHEREAS, Transamerica Capital III, a Delaware statutory business trust (the "Trust"), has offered for sale pursuant to an exemption from the registration requirements of the Securities Act of 1933, $190,000,000 aggregate liquidation amount of 7-5/8% Capital Trust Pass-through Securities
(the "Initial Capital Securities"), representing undivided beneficial interests in the assets of the Trust and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its common securities, in $195,877,000 aggregate principal amount of the Initial Debentures;

               WHEREAS, pursuant to the Registration Agreement, the Trust may offer and issue 7-5/8% Capital Trust Pass-through Securities (the "Exchange Capital Securities," and together with the Initial Capital Securities, the "Capital Securities") in exchange for the Initial Capital Securities; and

               WHEREAS, Sections 2.03 and 9.01 of the Base Indenture permit, among other things, the Company and the Trustee to enter into one or more indentures supplemental thereto, without the consent of the Securityholders, to provide for the issuance and establish the forms and terms and conditions of Debt Securities of any series; and

               WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture; all requirements necessary to make this Second Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed; and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects;

               NOW THEREFORE, in consideration of the purchase and acceptance of the Initial Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of each series of Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                    ARTICLE I

                                   DEFINITIONS

               SECTION 1.1

               Unless the context otherwise requires:

               (a) a term defined in the Indenture has the same meaning when used in this Second Supplemental Indenture;

               (b) a term defined anywhere in this Second Supplemental Indenture has the same meaning throughout;

               (c) the singular includes the plural and vice versa;

               (d) a reference to a Section or Article is to a Section or Article of this Second Supplemental Indenture;

               (e) headings are for convenience of reference only and do not affect interpretation;

               (f) the following terms have the meanings given to them in Declaration III: (i) Administrators; (ii) Business Day; (iii) Capital Security Certificate; (iv) Clearing Agency; (v) Delaware Trustee; (vi) Depositary; (vii) Distribution; (viii) Institutional Trustee; (ix) Purchase Agreement; (x) Redemption Tax Opinion; (xi) Tax Event; and (xii) Trust Securities;

               (g) the following terms have the meanings given to them in this
Section 1.1(g):

               "Additional Interest" shall have the meaning set forth in Section 2.5(c).

               "Compounded Interest" shall have the meaning set forth in Section 4.1.

               "Declaration III" means the Amended and Restated Declaration of Trust dated as of November 14, 1997.

               "Deferred Interest" shall have the meaning set forth in Section 4.1.

               "Dissolution Event" means that the Trust is to be dissolved in accordance with the Declaration, and the Debentures held by the Institutional Trustee are to be distributed to the holders of the Trust Securities pro rata in accordance with the Declaration.

               "Extension Period" shall have the meaning set forth in Section
4.1.

               "Global Debenture" shall have the meaning set forth in Section 2.4(a)(i).

               "interest" shall include all interest payable on a series of Debentures including any Additional Interest, Compounded Interest and Special Interest, if applicable.

               "Maturity Date" means November 15, 2037.

               "Non Book-Entry Capital Securities" shall have the meaning set forth in Section 2.4(a)(ii).

               "Record Date" shall have the meaning set forth in the Debentures.

               "Registration Agreement" means the Registration Rights Agreement, dated as of November 14, 1997, relating to the Debentures and the other securities described therein among the Company, the Trust and the Initial Purchasers (as defined therein).

               "Registered Exchange Offer" has the meaning set forth in the Registration Agreement.

               "Restricted Securities Legend" shall have the meaning as set forth in Section 2.7.

               "Special Interest" has the meaning set forth in Section 2.5(e)(iii).

                                   ARTICLE II

                 GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

               SECTION 2.1

               The Initial Debentures and the Exchange Debentures are hereby authorized as two series of Debt Securities. The aggregate principal amount of Debentures outstanding at any time shall not exceed $195,877,000 (except as set forth in Section 2.03(2) of the Indenture). Upon receipt of a written order of the Company for the authentication and delivery of a series of Debentures and satisfaction of the requirements of Section 2.04 of the Indenture, the Trustee shall authenticate as specified in such order, either (a) Initial Debentures for original issuance in an aggregate principal amount not to exceed $195,877,000 (except as set forth in Section 2.03(2) of the Indenture) or (b) Exchange Debentures for issuance pursuant to (i) a Registered Exchange Offer for Initial Debentures in a principal amount equal to the principal amount of Initial Debentures exchanged in such Registered Exchange Offer and (ii) Section 2(d)(iii) of the Registration Agreement in a principal amount equal to the principal amount of Initial Debentures exchanged pursuant to such section.

               The Initial Debentures shall be issued pursuant to an exemption from registration under the Securities Act and the Restricted Securities Legend shall appear thereon, unless otherwise determined by the Company in accordance with applicable law. The Debentures shall be issued in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

               SECTION 2.2

               At the Maturity Date, the Debentures shall mature and the principal thereof shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest, Additional Interest and Special Interest thereon, if any.

               SECTION 2.3

               Except as provided in Section 2.4, Debentures of a series shall be issued in fully registered certificated form without interest coupons. Principal and interest on Debentures of a series issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures of such series bearing identical terms and provisions, at the office or agency of the Company in the Borough of Manhattan, The City of New York, which office or agency shall initially be the corporate trust office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder of any Debenture at such address as shall appear in the Debt Security Register for such series of Debentures or by wire transfer to an account appropriately designated by such holder. Notwithstanding the foregoing, so long as the holder of any Debentures of a series is the Institutional Trustee, the payment of the principal of and interest (including Compounded Interest, Additional Interest and Special Interest, if any) on the Debentures held by the Institutional Trustee will be made by transfer of immediately available funds at such place and to such account as may be designated by the Institutional Trustee.

               SECTION 2.4

               (a)    In connection with a Dissolution Event,

                      (i) except as provided in clause (ii) of this sentence, Debentures of a series in certificated form may be presented to the Trustee by the Institutional Trustee holding such Debentures in exchange for a Global Security for such series in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures of such series (a "Global Debenture"), to be registered in the name of The Depository Trust Company, New York, New York, or its nominee (hereby designated to be the Depositary for Debentures of such series), and delivered by the Trustee to the Depositary or its custodian for crediting to the accounts of the Depositary's participants pursuant to the instructions of the Administrators, which instructions shall be provided in accordance with the terms of the Declaration; the Company upon any such presentation shall execute a Global Debenture for such series in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture; payments on the Debentures of a series issued as a Global Debenture will be made in accordance with the payment procedures specified by the Depositary;

                      (ii) if any Capital Securities of a series are not held by the Clearing Agency or its nominee ("Non Book-Entry Capital Securities"), the Debentures in



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

        certificated form of the series held by the Trust corresponding to the Capital Securities of such series may be presented to the Trustee by the Institutional Trustee and any Capital Security Certificate which represents such Non Book-Entry Capital Securities will be deemed to represent beneficial interests in Debentures so presented to the Trustee by the Institutional Trustee having an aggregate principal amount equal to the aggregate liquidation amount of such Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Debt Security registrar for registration of transfer or reissuance, at which time such Capital Security Certificates will be canceled and a Debenture of the series previously held by the Trust, registered in the name of the holder of the Capital Security Certificate or the transferee of the holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Second Supplemental Indenture; upon issue of such Debentures of such series, Debentures of such series with an equivalent aggregate principal amount that were presented by such Institutional Trustee to the Trustee will be deemed to have been canceled; and

                      (iii) prior to the distribution of Debentures of a series held by the Institutional Trustee to the holders of Trust Securities, the Company and the Trustee shall enter into a supplemental indenture pursuant to Article IX of the Indenture to provide for transfer procedures and restrictions with respect to such Debentures of such series substantially similar to those contained in the Declaration with respect to Capital Securities of the corresponding series to the extent applicable in the circumstances existing at the time of distribution of Debentures of such series in connection with a Dissolution Event for purposes of assuring that no registration of the distribution of such Debentures of such series is required under the Securities Act of 1933, as amended.

               (b) A Global Debenture may be transferred, in whole but not in part, only by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

               (c) If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article II of the Indenture, the Trustee, upon written notice from the Company, will authenticate and make available for delivery, Debentures of each series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures of a series shall no longer be represented by a Global Debenture. In such event the Company will execute, and subject to Section 2.07 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver, Debentures of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture of such series in exchange for such Global Debenture. A Global Debenture shall also be exchangeable for Debentures in definitive registered form upon the occurrence of an Event of Default. Upon the exchange of a Global Debenture for Debentures in definitive registered form without coupons, in authorized denominations, such Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for such Global Debenture shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depositary for delivery to the Persons in whose names such Debentures are so registered.

               SECTION 2.5

               (a) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semiannual period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a period (assuming each full month elapsed in such period consists of 30 days). In the event that any date on which interest is payable on the Debentures of a series is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

               (b) The indebtedness evidenced by all Debentures of a series is subordinate and junior in right of payment to the prior payment in full of all present and future Senior Indebtedness and pari passu in right of payment with
(i) all Debentures of each other series and (ii) the Company's 7.80% Junior Subordinated Deferrable Interest Debentures due 2026, 7.65% Junior Subordinated Deferrable Interest Debentures due 2026 and 9-1/8% Junior Subordinated Deferrable Interest Debentures, Series A, due 2024.

               (c) If, at any time while the holder of any Debentures of a series is the Institutional Trustee, the Trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall pay as additional interest ("Additional Interest") on the Debentures held by the Institutional Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts such Trust and such Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

               (d) If an Initial Debenture is exchanged in a Registered Exchange Offer or pursuant to Section 2(d)(iii) of the Registration Agreement prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on such Initial Debenture, up to but not including the date of issuance of the Exchange Debenture or Exchange Debentures issued in exchange for such Initial Debenture, shall be paid on the first

Interest Payment Date for such Exchange Debenture or Exchange Debentures to the Securityholder or Securityholders of such Exchange Debenture or Exchange Debentures on the first Record Date with respect to such Exchange Debenture or Exchange Debentures. If an Initial Debenture is exchanged in a Registered Exchange Offer or pursuant to Section 2(d)(iii) of the Registration Agreement subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to such Initial Debenture and any accrued and unpaid interest on the Exchange Debenture or Exchange Debentures issued in exchange for such Initial Debenture, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Securityholder of such Initial Debenture on such Record Date.

               (e) The following terms relate to Special Interest:

                      (i) Except as described below, in the event that either
        (A) the Exchange Offer Registration Statement (as such term is defined in the Registration Agreement) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 150th day following the Closing Date (as such term is defined in the Registration Agreement), (B) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date or (C) the Registered Exchange Offer (as such term is defined in the Registration Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Agreement) with respect to the Initial Debentures is not declared effective by the Commission on or prior to the 225th day following the Closing Date, interest shall accrue on the Initial Debentures (in addition to the stated interest thereon) from and including the next day following each of (1) such 150-day period in the case of clause (A) above, (2) such 180-day period in the case of clause
        (B) above and (3) such 225-day period in the case of clause (C) above, in each case, at a rate per annum equal to 0.25% of the principal amount of the Initial Debentures and payable in cash semiannually in arrears on each Interest Payment Date. The aggregate amount of additional interest payable pursuant to the above provisions will in no event exceed 0.25% per annum of the principal amount of the Initial Debentures. If a Shelf Registration Event (as defined in the Registration Agreement) shall exist on or before the 150th day following the Closing Date, clauses (A) and (1) of the first sentence of this Section 2.5(e)(i) shall not apply. To the extent such a Shelf Registration Event exists and the Company has filed a Shelf Registration Statement covering resales of the Registrable Securities by the 180th day following the Closing Date, clauses (B) and
        (2) of the first sentence of this Section 2.5(e)(i) shall not apply, and to the extent a Tax Contingency (as defined in the Registration Agreement) exists on the 225th day following the Closing Date, the period specified in clauses (C) and (3) of the first sentence of this
        Section 2.5(e)(i) will be 280 days. Upon (x) the filing of the Exchange Offer Registration Statement or the occurrence of a Shelf Registration Event, if applicable, after the 150-day period described in clause (A) of the first sentence of this Section 2.5(e)(i), (y) the effectiveness of the Exchange Offer Registration Statement (if applicable) (or the filing of a Shelf Registration Statement in the event of a Shelf Registration Event, if applicable) after the 180-day period described in clause (B) of the first sentence of this Section 2.5(e)(i) or (z) the consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement, as the case may be, after the 225-day period described in clause (C) of the first sentence of this Section 2.5(e)(i) (or the effectiveness of a Shelf Registration Statement after the 280-day period described above, in the event of a Tax Contingency, if applicable), the additional interest payable on the Initial Debentures, with respect to such clause (A), (B) or (C), as the case may be, from the date of such filing, effectiveness or consummation, as the case may be, shall cease to accrue and all accrued and unpaid Special Interest as of the occurrence of (x), (y) or (z) shall be paid on the next Interest Payment Date.

                      (ii) In the event that a Shelf Registration Statement filed with respect to the Initial Debentures is declared effective pursuant to the terms of the Registration Agreement, if the Company or the Trust fails to keep such Shelf Registration Statement continuously effective for the period required by the Registration Agreement (subject to the terms of the Registration Agreement), then from the next day following such time as the Shelf Registration Statement is no longer effective until the earlier of (A) the date that the Shelf Registration Statement is again deemed effective, (B) the date that is the second anniversary of the effective date or (C) the date as of which all of the Initial Debentures are sold pursuant to the Shelf Registration Statement or may be sold without registration pursuant to Rule 144 under the Securities Act of 1933, interest shall accrue on the Initial Debentures (in addition to the stated interest on the Initial Debentures) at a rate per annum equal to 0.25% of the principal amount of the Initial Debentures and shall be payable in cash semiannually in arrears on each Interest Payment Date, without prejudice to any other claim any holder of Initial Debentures may have for failure of the Company to obtain or maintain continuous effectiveness of the Exchange Offer Registration Statement or a Shelf Registration Statement in accordance with the terms of the Registration Agreement.

                      (iii) Any additional interest (that is in addition to the stated interest on the Initial Debentures) that accrues with respect to the Initial Debentures as provided in this Section 2.5(e) is referred to as "Special Interest." For all purposes of the Indenture, this Supplemental Indenture and the Initial Debentures, Special Interest shall be treated as interest and shall be payable on the same Interest Payment Dates and to the Securityholders of record on the same record dates as would be the case for stated interest.

               SECTION 2.6

               If at any time the holder of all Debentures of a series ceases to be the Institutional Trustee and, at such time, the Capital Securities issued by the Trust are rated by at least one nationally recognized statistical rating agency, then the Company shall use its reasonable best efforts to obtain from at least one nationally recognized statistical rating agency a rating for the Debentures of such series.

               SECTION 2.7

               Notwithstanding Section 2.07 of the Base Indenture, the Initial Debentures may not be transferred except in compliance with the restricted securities legend set forth below (the

"Restricted Securities Legend"), unless otherwise determined by the Company in accordance with applicable law:

               THE DEBT SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBT SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS DEBT SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBT SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH TRANSAMERICA CORPORATION (THE "COMPANY") OR THE TRUST OR ANY AFFILIATE OF THE COMPANY OR THE TRUST WAS THE OWNER OF THIS DEBT SECURITY OR ANY PREDECESSOR OF THIS DEBT SECURITY (THE "RESALE RESTRICTIONS TERMINATION DATE") ONLY (A) TO THE COMPANY OR THE TRUST, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE DEBT SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE DEBT SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S OR THE TRUST'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE (D), TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED NOVEMBER 7, 1997 FROM THE TRANSFEREE AND (Y) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS DEBT SECURITY AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS. DEBT SECURITIES OWNED BY A PURCHASER THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTIONS TERMINATION DATE.

                                   ARTICLE III

                          REDEMPTION OF THE DEBENTURES

               SECTION 3.1

               The Debentures are scheduled to mature on November 15, 2037. Unless a Tax Event has occurred and the Company has received a Redemption Tax Opinion, the Debentures will not be redeemable at the option of the Company at any time prior to November 15, 2037. If, at any time, a Tax Event has occurred and is continuing and the Company has received a Redemption Tax Opinion then the Company shall have the right upon not less than 30 days nor more than 60 days' notice to the holders of the Debentures to redeem such Debentures, in whole or in part, for cash within 90 days following the occurrence of such Tax Event (the "90 Day Period") so long as such Tax Event is continuing at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if (i) there is available to the Company or the Trust the opportunity to eliminate, within the 90 Day Period, the adverse effects of the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Company, the Trust or the holders of the Trust Securities and (ii) such notice has not been given, the Company or the Trust shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem such Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Declaration. If Debentures are only partially redeemed pursuant to this Section 3.1, Debentures shall be redeemed pro rata or, if held in book-entry form, in accordance with the procedures of the Clearing Agency. The Redemption Price shall be paid prior to 11:00 a.m., New York City time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York City time, on the date the Redemption Price is to be paid.

               SECTION 3.2

               Neither series of Debentures are entitled to the benefit of any sinking fund.

                                   ARTICLE IV

                      EXTENSION OF INTEREST PAYMENT PERIOD

               SECTION 4.1

               The Company shall have the right, subject to the conditions set forth herein, at any time and from time to time during the term of the Debentures of a series, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 10 consecutive semiannual periods (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that (i) no Extension Period may extend beyond the Maturity Date and (ii) no Extension Period may commence or be extended so long as the Company is in default in the payment of any interest upon any Debentures of such series or has not paid all Deferred Interest from a prior completed Extension Period. To the extent permitted by applicable law, interest on the Debentures of a series, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at a rate equal to the original interest rate borne by the principal of the Debentures (without regard to any increase or increases from time to time in respect of Additional Interest), compounded semiannually for each semiannual period of the Extension Period ("Compounded Interest"). At the termination of an Extension Period for Debentures of a series or, if not an Interest Payment Date, on the Interest Payment Date immediately following termination of such Extension Period for the Debentures of such series, the Company shall pay all interest accrued and unpaid on the Debentures of such series, including any Additional Interest and Compounded Interest (together, "Deferred Interest"), which Deferred Interest shall be payable to the holders of the Debentures of such series in whose names the Debentures of such series are registered in the Debt Security Register on the record date for the payment of interest on such Interest Payment Date. Before the termination of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 10 consecutive semiannual periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements.

               In the event that the Company exercises its right to extend an interest payment period, then during any Extension Period, subject to certain exceptions as provided in the Indenture, (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (a) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (b) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (d) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock), or make any guarantee payments with respect to the foregoing and (ii) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company that rank pari passu with or junior to the Debentures. No interest during an Extension Period, except on the date on which such Extension Period terminates (or if such date is not an Interest Payment Date, on the immediately following Interest Payment Date), shall be due and payable.

               SECTION 4.2

               (a) If the Institutional Trustee is the only registered holder of the Debentures of a series at the time the Company initiates an Extension Period, the Company shall give written notice to the Administrators, the Institutional Trustee and the Trustee of its initiation of such Extension Period one Business Day before the earlier of (i) the next succeeding date on which distributions on the Capital Securities are payable, or (ii) the date the Administrators are required to give notice to holders of the Capital Securities of the record date or the distribution payment date, in each case with respect to distributions on the Trust Securities the payment of which is being deferred.

               (b) If the Institutional Trustee is not the only registered holder of the Debentures of a series at the time the Company initiates an Extension Period, the Company shall give the holders of the Debentures of such series and the Trustee written notice of its initiation of such Extension Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice to holders of the Debentures of such series of the record or payment date of such interest, in each case with respect to interest payments the payment of which is being deferred.

                                    ARTICLE V

                             EXPENSES AND GUARANTEE

               SECTION 5.1

               In connection with the offering, sale and issuance of the Debentures of a series and in connection with the sale of any Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

               (a) pay all costs and expenses relating to the offering, sale and issuance of Debentures of such series, including commissions to the underwriters payable pursuant to the Purchase Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section 6.06 of the Indenture;

               (b) pay debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Institutional Trustee, the Delaware Trustee and each Administrator, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets of the Trust);

               (c) be primarily and fully liable for any indemnification obligations arising with respect to the Declaration, the Purchase Agreement or the Registration Agreement; and

               (d) pay any and all taxes, duties, assessments or governmental charges of the Trust of whatever nature and all liabilities, costs and expenses with respect thereto (other than United States withholding taxes attributable to the Trust or assets of the Trust).

               SECTION 5.2

               Upon termination of the Declaration or the removal or resignation of a Delaware Trustee or the Institutional Trustee, as the case may be, pursuant to Section 5.7 of the Declaration, the Company shall pay to the Delaware Trustee or the Institutional Trustee, as the case may be, all amounts owing to the Delaware Trustee or the Institutional Trustee, as the case may be, under Section
10.4 and 10.6 of the Declaration accrued to the date of such termination, removal or resignation.

                                   ARTICLE VI

                                FORM OF DEBENTURE

               The Debentures and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following forms and are expressly made a part of this Second Supplemental Indenture:

                               (FACE OF DEBENTURE)

               [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT: This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Debenture is exchangeable for Debentures of this series registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture may be registered except in limited circumstances. Except as otherwise provided in Section 2.11 of the Indenture, this Debenture may be transferred, in whole but not in part, only to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.

               Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture of this series issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

               [IF THIS DEBENTURE IS ONE OF A SERIES ORIGINALLY ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AS SPECIFIED PURSUANT TO SECTION 2.03 OF THE INDENTURE, INSERT THE FOLLOWING UNLESS OTHERWISE DETERMINED BY THE COMPANY -- THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS DEBENTURE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION

REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS DEBENTURE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH DEBENTURE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH TRANSAMERICA CORPORATION (THE "COMPANY") OR THE TRUST OR ANY AFFILIATE OF THE COMPANY OR THE TRUST WAS THE OWNER OF THIS DEBENTURE (OR ANY PREDECESSOR OF THIS DEBENTURE) (THE "RESALE RESTRICTIONS TERMINATION DATE") ONLY (A) TO THE COMPANY OR THE TRUST, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE DEBENTURES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1),
(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE DEBENTURE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND TRUST'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (X) PURSUANT TO CLAUSE
(D), TO REQUIRE THAT THE TRANSFEROR DELIVER TO THE TRUST A LETTER SUBSTANTIALLY IN THE FORM OF ANNEX A TO THE OFFERING MEMORANDUM DATED NOVEMBER 7, 1997 FROM THE TRANSFEREE AND (Y) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO IT IN ACCORDANCE WITH THE INDENTURE, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY. THE HOLDER OF THIS DEBENTURE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS. DEBENTURES OWNED BY A PURCHASER THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER MAY NOT BE HELD IN BOOK-ENTRY FORM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTIONS TERMINATION DATE.]

No. _________________

                            TRANSAMERICA CORPORATION
                7-5/8% JUNIOR SUBORDINATED DEFERRABLE
                           INTEREST DEBENTURE DUE 2037

               TRANSAMERICA CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or registered assigns, the principal sum of ________________ Dollars ($_________ ) on November 15, 2037, and to pay interest on said principal sum from November 14, 1997, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually (subject to deferral as set forth herein) in arrears on May 15 and November 15 of each year commencing May 15, 1998, at the rate of 7-5/8% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semiannually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full semiannual period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the record date for such interest installment, [which shall be the close of business on the Business Day next preceding such Interest Payment Date] ("the Record Date"). [IF PURSUANT TO THE PROVISIONS OF THE INDENTURE THE DEBENTURES OF THIS SERIES ARE NO LONGER REPRESENTED SOLELY BY A GLOBAL DEBENTURE, SUBSTITUTE THE FOLLOWING FOR FOREGOING BRACKETED TEXT -- which shall be the close of business on the 15th day next preceding such Interest Payment Date.] Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Record Date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. In the event the Debentures of this series are issued in non-book entry form, the principal of and interest on this Debenture shall be payable at the office or agency of the Trustee (or other paying agent appointed by the Company) maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debt Security Register or by wire transfer to an account appropriately designated by the holder hereof. Notwithstanding the foregoing, so long as the holder of this Debenture is the Institutional Trustee, the payment of the principal of and interest on this Debenture will be made by transfer of immediately available funds at such place and to such account as may be designated by the Institutional Trustee.

               The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all present and future Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

               If this Debenture is exchanged in a Registered Exchange Offer or pursuant to Section 2(d)(iii) of the Registration Agreement prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Debenture, up to but not including the date of issuance of the Exchange Debenture or Exchange Debentures issued in exchange for this Debenture, shall be paid on the first Interest Payment Date for such Exchange Debenture or Exchange Debentures to the Securityholder or Securityholders of such Exchange Debenture or Exchange Debentures on the first Record Date with respect to such Exchange Debenture or Exchange Debentures. If this Debenture is exchanged in a Registered Exchange Offer or pursuant to
Section 2(d)(iii) of the Registration Agreement subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Debenture and any accrued and unpaid interest on the Exchange Debenture or Exchange Debentures issued in exchange for this Debenture, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Securityholder of this Debenture on such Record Date.

               If at any time the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, the Company shall pay as additional interest on the Debentures held by the Institutional Trustee such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will equal the amounts the Trust and the Institutional Trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed.

               [IF THIS DEBENTURE IS AN INITIAL DEBENTURE INSERT -- In addition, the interest rate payable on the Debentures of this series is subject to increase to give effect to Special Interest as provided in the Indenture if, pursuant to the Registration Agreement, either (A) the Exchange Offer Registration Statement (as such term is defined in the Registration Agreement) is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 150th day following the Closing Date (as such term is defined in the Registration Agreement), (B) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date or (C) the Registered Exchange Offer (as such term is defined in the Registration Agreement) is not consummated or a Shelf Registration Statement (as such term is defined in the Registration Agreement) with respect to the Initial Debentures is not declared effective by the Commission on or prior to the 225th day following the Closing Date. If a Shelf Registration Event (as defined in the Registration Agreement) shall exist on or before the 150th day following the Closing Date, clause (A) of this paragraph shall not apply. To the extent such a Shelf Registration Event exists and the Company has filed a Shelf Registration Statement covering resales of the Debentures by the 180th day following the Closing Date, clause (B) of this paragraph shall not apply, and to the extent a Tax Contingency (as defined in the Registration Agreement) exists on the 225th day following the Closing Date, the period specified in clause (C) of this paragraph will be 280 days. Upon (x) the filing of the Exchange Offer Registration Statement or the occurrence of a Shelf Registration Event, if applicable, after the 150-day period described in clause (A) of this paragraph, (y) the effectiveness of the Exchange Offer Registration Statement (if applicable) (or the filing of a Shelf Registration Statement in the event of a Shelf Registration Event (as defined in the Registration Agreement), if applicable) after the 180-day period described in clause (B) of this paragraph or (z) the consummation of the Registered Exchange Offer or the effectiveness of a Shelf Registration Statement after the 225-day period described in clause (C) of this paragraph (or the effectiveness of a Shelf Registration Statement after the 280-day period described above, in the event of a Tax Contingency (as described in the Registration Agreement), if applicable), the Special Interest payable on the Debentures from the date of such filing, effectiveness or consummation, as the case may be, will cease to accrue and all accrued and unpaid Special Interest as of the occurrence of (x), (y) or (z) shall be paid to the holders of the Debentures on the next Interest Payment Date.

               The interest rate payable on the Debentures of this series is also subject to adjustment in certain circumstances if a Shelf Registration Statement filed pursuant to the Registration Agreement is not kept continuously effective for a specified period, as provided in the Indenture.]

               This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee.

               The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

               IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                       TRANSAMERICA CORPORATION


                                       By_____________________________
                                         Name:
                                         Title:


[Seal]                                 By:____________________________
                                          Name:
                                          Title:


                          CERTIFICATE OF AUTHENTICATION

               This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated ________________

                                       The First National Bank of Chicago,
                                       as Trustee


                                       By_____________________________
                                              Authorized Signatory

                             (REVERSE OF DEBENTURE)

               This Debenture is one of a duly authorized series of Debt Securities of the Company, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 5, 1996, duly executed and delivered between the Company and The First National Bank of Chicago, as Trustee (the "trustee"), as supplemented by the Second Supplemental Indenture dated as of November 14, 1997, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of this series of Debt Securities (referred to herein as the "Debentures") of which this Debenture is a part. The summary of the terms of this Debenture contained herein does not purport to be complete and is qualified by reference to the Indenture. By the terms of the Indenture, the Debt Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said Second Supplemental Indenture.


               The Debentures are scheduled to mature on November 15, 2037. However, upon the occurrence and continuation of a Tax Event and receipt by the Company of a Redemption Tax Opinion, in certain circumstances and subject to certain conditions, all as more fully described in the Indenture, this Debenture may become due and payable in whole, or in part, at a redemption price equal to 100% of the principal amount being redeemed together with any interest accrued and unpaid thereon, which shall be paid prior to 11:00 a.m., New York City time, on the date of such redemption or at such earlier time as the Company determines. Unless a Tax Event has occurred, the Debentures will not be redeemable at the option of the Company at any time prior to November 15, 2037.

               In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

               In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared due and payable, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of all series affected (voting as a class) at the time outstanding, as specified in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debt Securities; provided, however, that no such supplemental indenture shall, among other things, without the consent of the holders of each Debt Security then outstanding and affected thereby (i) extend the fixed maturity of any Debt Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of Debt Securities, the holders of which are required to consent to any such supplemental indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debt Securities of any or all series at the time outstanding affected thereby as provided in the Indenture, on behalf of all of the holders of the Debt Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities of such series. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

               No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

               The Company shall have the right, subject to certain conditions, at any time during the term of the Debentures and from time to time to extend the interest payment period of the Debentures for up to 10 consecutive semiannual periods (each, an "Extension Period") as provided in the Indenture. Notwithstanding the foregoing, no Extension Period may extend beyond the Maturity Date of the Debentures. In the event that the Company exercises its right to extend an interest payment period, then during any Extension Period, subject to certain exceptions as provided in the Indenture, (i) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or rights to acquire such capital stock (other than (a) purchases or acquisitions of shares of any such capital stock or rights to acquire such capital stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (b) as a result of a reclassification of the Company's capital stock or rights to acquire such capital stock or the exchange or conversion of one class or series of the Company's capital stock or rights to acquire such capital stock for another class or series of the Company's capital stock or rights to acquire such capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (d) dividends and distributions made on the Company's capital stock or rights to acquire such capital stock with the Company's capital stock or rights to acquire such capital stock), or make any guarantee payments with respect to the foregoing and (ii) the Company shall not make any payment of interest on or principal of (or premium, if any, on), or repay, repurchase or redeem, any debt securities issued by the Company that rank pari passu with or junior to the Debentures. Prior to the termination of any such Extension Period, the Company may further defer payments of interest by extending the interest payment period; provided, however, that each such Extension Period, including all such previous and further extensions thereof, may not exceed 10 consecutive semiannual periods or extend beyond the Maturity Date of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may commence a new Extension

Period, subject to the requirements contained in the Indenture. No interest during an Extension Period, except on the date on which such Extension Period terminates (or if such date is not an Interest Payment Date, on the immediately following Interest Payment Date), shall be due and payable.

               As provided in the Indenture and subject to certain limitations herein and therein set forth, this Debenture is transferable by the registered holder hereof on the Debt Security Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

               Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Authenticating Agent, any paying agent, any transfer agent and any Debt Security registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any transfer agent nor any Debt Security registrar shall be affected by any notice to the contrary.

               No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

               The Debentures of this series are issuable only in registered form without coupons. A Global Debenture is exchangeable for Debentures in definitive form only under certain limited circumstances set forth in the Indenture. As provided in the Indenture and subject to certain limitations herein and therein set forth, Debentures of this series are exchangeable for a like aggregate principal amount of Debentures of this series of a different authorized denomination, as requested by the holder surrendering the same.

               The Debentures of this series are issuable only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. The Debentures of this series may be transferred only in blocks having an aggregate principal amount of not less than $100,000. Any transfer of Debentures of this series in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any transferee of Debentures of this series having an aggregate principal amount of less than $100,000 shall be deemed not to be the holder of such Debentures for any purpose, including, but not limited to, the receipt of payments on such Debentures, and such transferee shall be deemed to have no interest whatsoever in such Debentures.

               All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

               THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

                                   ARTICLE VII

                                  MISCELLANEOUS

               SECTION 7.1

               The Indenture, as supplemented by this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

               SECTION 7.2

               The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.

               SECTION 7.3

               This Second Supplemental Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State without regard to conflict of laws principles thereof.

               SECTION 7.4

               In case any one or more of the provisions contained in this Second Supplemental Indenture or in a series of Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of such series of Debentures, but this Second Supplemental Indenture and such series of Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

               This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, and as of the day and year first above written.

                                       TRANSAMERICA CORPORATION


                                       By: /s/ David Hawkins
                                           ------------------------------------
                                           Name:  David Hawkins
                                           Title: Vice President


[Seal]                                 Attest: /s/ Jaclyn L. Larson
                                              ---------------------------------
                                              Name:  Jaclyn L. Larson
                                              Title: Assistant Secretary


                                       THE FIRST NATIONAL BANK OF
                                         CHICAGO, as Trustee


                                       By: /s/ Janice Ott Rotunno
                                           ------------------------------------
                                           Name:  Janice Ott Rotunno
                                           Title: Vice President

[Seal]                                 Attest: /s/ Ann Longino
                                              ---------------------------------
                                               Name:  Ann Longino
                                               Title: Trust Officer